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NUMBER                                                           SHARES
  GU


                           THE GRAND UNION COMPANY

INCORPORATED UNDER THE LAWS                                SEE REVERSE FOR
OF THE STATE OF DELAWARE                                   CERTAIN DEFINITIONS


THIS CERTIFIES THAT                                 CUSIP 386532 40 2


                               IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

THE GRAND UNION COMPANY

                     C E R T I F I C A T E   O F   S T O C K

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and all amendments thereto, to all of which the holder by acceptance thereof assents.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

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WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

                                   SEAL

/s/ Jeffrey P. Freimark   THE GRAND UNION COMPANY   /s/ J. Wayne Harris
ASSISTANT SECRETARY            CORPORATE SEAL       CHAIRMAN OF THE BOARD AND
                                    1928            CHIEF EXECUTIVE OFFICER
                                  DELAWARE

        COUNTERSIGNED AND REGISTERED:
          AMERICAN STOCK TRANSFER & TRUST COMPANY

                                                 TRANSFER AGENT
                                                 AND REGISTRAR


        BY

                      AUTHORIZED SIGNATURE


                                  80


The Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation, or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common

TEN ENT -- as tenants by the entireties

JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- _________ Custodian ___________
                      (Cust)              (Minor)
                     Under Uniform Gifts to Minors
                       Act ___________
                             (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ________________________ hereby sell, assign and

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transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________ to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ___________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or a Savings Association participating in a Medallion program approved by the Securities Transfer Association, Inc.

                                      81